CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Fund Series Trust I of our report dated December 21, 2017, relating to the financial statements and financial highlights, which appear in Columbia AMT-Free Connecticut Intermediate Muni Bond Fund’s, Columbia AMT-Free Intermediate Muni Bond Fund’s, Columbia AMT-Free Massachusetts Intermediate Muni Bond Fund’s, Columbia AMT-Free New York Intermediate Muni Bond Fund’s, Columbia Strategic California Municipal Income Fund’s (formerly Columbia California Tax-Exempt Fund), and Columbia Strategic New York Municipal Income Fund’s (formerly Columbia New York Tax-Exempt Fund) Annual Report on Form N-CSR for the year ended October 31, 2017. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
February 26, 2018